VOTE THIS PROXY CARD TODAY! YOUR PROMPT RESPONSE WILL
                     SAVE THE  EXPENSE OF  ADDITIONAL  MAILINGS
Please sign and return this proxy card in the enclosed envelope or mail to:

                             PIONEER INTEREST SHARES
                                 Proxy Tabulator
                                  P.O. Box 9138
                                Hingham, MA 02043

        Please fold and detach card at perforation before mailing

PIONEER INTEREST SHARES
60 STATE  STREET
BOSTON, MASSACHUSETTS   02109

NOTICE OF  ANNUAL  MEETING  OF
SHAREHOLDERS  TO BE HELD  TUESDAY, JUNE 23, 1998


The undersigned, having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoint(s) John F. Cogan, Jr., David D. Tripple, Robert P. Nault and Joseph P. Barri, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Shareholders of Pioneer Interest Shares (the "Fund") to be held on Tuesday, June 23, 1998 at 2:00 p.m. (Boston time) at the offices of Hale and Dorr LLP, counsel to the Fund, 60 State Street, 26th Floor, Boston, Massachusetts 02109 (the "Meeting"), and any adjourned session or sessions thereof, and there to vote and act upon the following matters (as more fully described in the accompanying Proxy Statement) in respect of all shares of the Fund which the undersigned will be entitled to vote or act upon, with all the powers the undersigned would possess if personally present:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE FUND AND SHOULD BE RETURNED AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.

                                                DATED:..........., 199..


     In signing, please write name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally.


                                                ..........................
                                                Signature(s)

              VOTE THIS PROXY CARD TODAY! YOUR PROMPT RESPONSE WILL
                    SAVE THE  EXPENSE OF  ADDITIONAL  MAILINGS
Please  sign and  return this proxy card in the enclosed envelope or mail to:

                             PIONEER INTEREST SHARES
                                 Proxy Tabulator
                         P.O.Box 9138 Hingham, MA 02043

               Please fold and detach card at perforation before mailing

                   Please vote by filling in the boxes below.

     (1) To elect the nine (9) Trustees to serve on the Board of Trustees until their successors have been duly elected and qualified. The nominees are:

          John F. Cogan, Jr., Mary K. Bush, Richard H. Egdahl, M.D., Margaret B.W. Graham, John W. Kendrick, Marguerite A. Piret, David D. Tripple, Stephen K. West and John Winthrop.

FOR electing    |_|                      WITHHOLD  authority to vote   |_|
all the nominees                         for all nominees
(except as marked to the contrary)

(NOTE: To withhold authority to vote for one or more of the nominees, write the nominee name(s) on the line below.)


 ..............................................


     (2) To ratify the selection of Arthur Andersen LLP as the Fund's independent public accountants for the fiscal year ending December 31, 1998;

     FOR    |_|                AGAINST    |_|        ABSTAIN  |_|

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.